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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 13, 2004, relating to the financial statements of Maslonka & Associates, Inc. as of December 31, 2003 and for the three years then ended, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
April 21, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS